Exhibit 99

   CONTACTS:

Avon Products, Inc.

Media:	Investors:

Sharon Samuel	Renee Johansen
(212) 282-5322	Rob Foresti
(212) 282-5320
Jennifer Vargas
(212) 282-5404

IBM

Adam Emery
(917) 472-3283
adame@us.ibm.com

AVON AND IBM ANNOUNCE STRATEGIC BUSINESS PARTNERSHIP TO STRENGTHEN
AVON’S HUMAN RESOURCES ORGANIZATION

NEW YORK and ARMONK, NY– November 16, 2006 – Avon Products, Inc. (NYSE: AVP) and IBM (NYSE: IBM) today announced a strategic multi-year business partnership by which IBM Global Services will provide Avon with a portfolio of specialized human resources services and technologies. Financial terms were not disclosed.

     Under the partnership, IBM will provide Avon with support for certain key HR processes, including compensation, payroll, benefits, and performance management. IBM also will maintain HR call center support for Avon employees in a select number of Avon countries worldwide.

     In addition, IBM will provide Avon with specialized technologies, including a Global Human Resources Information System, as well as compensation planning, performance management and workforce analytic tools to standardize processes and make Avon’s HR function more streamlined and efficient.

     “We are pleased to partner with IBM as we continue to build a leaner, faster and more strategic human resources organization,” said Lucien Alziari, Avon’s Senior Vice President, Human Resources. “IBM’s world-class capabilities will enable Avon’s HR professionals to serve our employees with leading-edge services, and at the same time, to focus more fully on implementing our strategic talent management and organizational development initiatives.”

      Mary Sue Rogers, Vice President, Human Resources Business Process Services, IBM, added: "Leading companies such as Avon are increasingly using business transformation outsourcing as a tool to drive strategic value, allowing them to become more flexible and adaptive while focusing employees on the company’s core competencies. IBM’s extensive experience in human resources services and the consumer products industry will bring innovation and new efficiencies to Avon and its employees."

      Avon, the company for women, is a leading global beauty company, with over $8 billion in annual revenue. As the world's largest direct seller, Avon markets to women in well over 100 countries through over five million independent Avon Sales Representatives. Avon's product line includes beauty products, fashion jewelry and apparel, and features such well-recognized brand names as Avon Color, Anew, Skin-So-Soft, Avon Solutions, Advance Techniques, Avon Naturals, Mark, and Avon Wellness. Learn more about Avon and its products at www.avoncompany.com.

      For more information about IBM, please visit www.ibm.com.

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CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements in this release that are not historical facts or information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Such forward-looking statements are based on management’s reasonable current assumptions and expectations. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of Avon to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Such factors include, among others, the following:

  our ability to implement the key initiatives of our global business strategy, including our multi-year restructuring initiatives, product mix and pricing strategies, enterprise resource planning, customer service initiatives, product line simplification, strategic sourcing initiative, and cash management, tax, foreign currency hedging and risk management strategies, and our ability to achieve anticipated benefits from such initiatives;
  the possibility of business disruption in connection with our multi-year restructuring initiatives;
  the costs associated with our product line simplification program;
  our ability to achieve growth objectives, particularly in our largest markets and new and emerging markets;
  our ability to replace lost sales attributable to the repositioning of the Beauty Plus and Beyond Beauty business in the United States;
  our ability to successfully identify new business opportunities and acquisition candidates, and our ability to successfully integrate or manage any acquired business;
  the effect of political, legal and regulatory risks, as well as foreign exchange or other restrictions, imposed on us, our operations or our Representatives by governmental entities;
  our ability to successfully transition our business in China in connection with the resumption of direct selling in that market and our ability to operate using the direct-selling model permitted in that market;
  the impact of substantial currency fluctuations on the results of our foreign operations;
  general economic and business conditions in our markets, including social, economic and political uncertainties in Latin America, Asia Pacific, Central and Eastern Europe and the Middle East;
  the possible impact of the new importation laws for ethanol-based products in Russia;
  a general economic downturn, information technology systems outages, disruption in our supply chain or manufacturing and distribution operations, or other sudden disruption in business operations beyond our control as a result of events such as acts of terrorism or war, natural disasters, pandemic situations and large scale power outages;
  the quality, safety and efficacy of our products;
  our ability to attract and retain key personnel and executives;
  competitive uncertainties in our markets, including competition from companies in the cosmetics, fragrances, skin care and toiletries industry, some of which are larger than we are and have greater resources;
  our ability to implement our Sales Leadership program globally, to generate Representative activity, to increase Representative productivity, and to compete with other direct-selling organizations to recruit, retain and service Representatives;
  the impact of changes in market trends, purchasing habits of our consumers and changes in consumer preferences, particularly given the global nature of our business and the conduct of our business in primarily one channel;
  our ability to protect our intellectual property rights;
  the risk of an adverse outcome in our material pending and future litigations;
  our access to financing; and
  the impact of possible pension funding obligations and increased pension expense on our cash flow and results of operations.

Additional information identifying such factors is contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the U.S. Securities and Exchange Commission. We undertake no obligation to update any such forward-looking statements.